Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES Q3 2008 RESULTS, 2008 REVISED GUIDANCE AND
INITIAL 2009 GUIDANCE
▪	Q3 2008 Revenue of $49 million (+30%y/y), EPS $0.23 (+44% y/y)

▪	2008 EPS Guidance Increased to $0.77 from $0.75 (+35% y/y)

▪	2009 Initial EPS Guidance of $0.96
NEW YORK, N.Y., October 31, 2008—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the third quarter of 2008.
Third Quarter Results
For the quarter ended September 30, 2008 revenue increased 30% to $49.0 million, compared with $37.7 million for the same period a year ago. Net income for the quarter was $6.1 million (+48%) or $0.23 (+44%) per diluted share compared to net income of $4.1 million or $0.16 per diluted share for the same period a year ago.
For the nine months ended September 30, 2008, HMSY reported revenue of $132.1 million, an increase of $27.1 million or 26% from the $105.0 million for the same period a year ago. HMSY reported net income of $14.3 million (+31%) or $0.53 (+26%) per diluted common share for the nine months ended September 30, 2008, compared to net income of $10.9 million or $0.42 per diluted common share for the same period a year ago.
Guidance for 2008 and 2009
The company announced it has increased its 2008 guidance from $175.0 million in revenue, $50.0 million in adjusted EBITDA and $0.75 in fully diluted EPS to $181.0 million (+23% y/y) in revenue, $52.0 million (+28% y/y) in adjusted EBITDA and $0.77 (+35% y/y) in fully diluted EPS.
The company also announced its initial guidance for 2009. Revenue is projected to grow to $214 million (+18% over revised 2008 guidance). Adjusted EBITDA is expected to increase to $62.7 million (+21% over 2008 revised guidance), and fully diluted EPS is projected to increase to $0.96 (+25% over 2008 revised guidance).
“HMS has produced another record quarter, with strong revenue growth in each of the government healthcare program markets that we serve,” said Robert Holster, Chairman and CEO. “With increasing unemployment driving acceleration of the Medicaid program’s growth rate, and as states under fiscal duress focus ever more attention on cost containment, we are positioned for continued solid revenue and earnings growth in 2009.”
Liquidity and Capital Resources
The Company reported cash balances at the end of September 2008 of $31.6 million, an increase of $6.7 million from the end of the second quarter of 2008. Cash balances are invested in money market funds that are either guaranteed by the U.S. Government or are indirect U.S. Government obligations. The Company also has no borrowings under its $25 million credit facility which expires in September 2011.
HMS will be hosting its third quarter 2008 conference call with the investment community on Friday, October 31, 2008 at 9:00 am Eastern Time. The conference call number is US/Canada: (877) 272-8465

Int’l/Local Dial-In: (706) 634-1355 Conference ID: 69250729. A slide presentation will accompany the conference call and may be accessed through our website at
http://www.hmsholdings.com/news/quarterly_reports.asp.
A conference call replay will be available beginning October 31, 2008 10:00 AM ET through November 6, 2008 11:59 PM ET. To listen to the replay of the call, dial: US/Canada: (800) 642-1687 Int’l/Local Dial-In: (706) 645-9291 Conference ID: 69250729 or visit our website at
http://www.hmsholdings.com/news/quarterly_reports.asp.
The HMS Holdings Corp. Form 10-Q for the quarter ended September 30, 2008 will be filed and available on our website www.hmsholdings.com on or about November 14, 2008, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are welcome to contact HMSY Investor Relations at 212-857-5986. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.
About HMS Holdings Corp.
HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for government healthcare programs. The company’s clients include health and human services programs in more than 40 states, 80 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1 billion annually, and avoid billions of dollars more in erroneous payments.
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This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2007. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Nine-Month Periods Ended September 30, 2008 and 2007
(In thousands, except per share amounts)
(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2008	2007	2008	2007
Revenue	$48,965	$37,684	$132,091	$104,983

Cost of services:
Compensation	19,297	14,422	53,122	40,882
Data processing	3,059	2,628	8,796	7,110
Occupancy	2,763	2,172	7,987	6,446
Direct project costs	7,310	5,711	19,749	16,368
Other operating costs	4,560	3,928	13,605	9,973
Amortization of acquisition related software and intangibles	1,205	1,154	3,530	3,480

Total cost of services	38,194	30,015	106,789	84,259

Operating income	10,771	7,669	25,302	20,724

Interest expense	(371)	(492)	(1,137)	(1,743)
Interest income	191	166	520	382

Income before income taxes	10,591	7,343	24,685	19,363
Income taxes	4,448	3,202	10,368	8,443

Net income	$6,143	$4,141	$14,317	$10,920

Basic income per share data:
Net income per basic share	$0.24	$0.17	$0.57	$0.46

Weighted average common shares outstanding, basic	25,083	24,028	24,965	23,713

Diluted income per share data:
Net income per diluted share	$0.23	$0.16	$0.53	$0.42

Weighted average common shares, diluted	26,794	26,254	26,778	26,077

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$31,598	$21,275
Accounts receivable, net of allowance of $662 at September 30, 2008 and December 31, 2007	48,004	39,704
Prepaid expenses	2,328	3,266
Other current assets, including deferred tax assets of $1,263 and $657 at September 30, 2008 and December 31, 2007, respectively	1,291	704

	83,221	64,949

Property and equipment, net	16,492	16,496
Goodwill, net	82,350	80,242
Deferred income taxes, net	3,145	3,111
Intangible assets, net	20,855	22,495
Other assets	682	807

Total assets	$206,745	$188,100

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$19,415	$21,539
Current portion of long-term debt	6,300	6,300

Total current liabilities	25,715	27,839

Long-term liabilities:
Long-term debt	12,600	17,325
Accrued deferred rent	3,302	3,378
Other liabilities	765	809

Total long-term liabilities	16,667	21,512

Total liabilities	42,382	49,351

Commitments and contingencies

Shareholders’ equity:
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock — $.01 par value; 45,000,000 shares authorized; 26,816,875 shares issued and 25,154,029 shares outstanding at September 30, 2008; 26,409,035 shares issued and 24,746,189 shares outstanding at December 31, 2007	268	264
Capital in excess of par value	139,132	127,887
Retained earnings	34,504	20,187
Treasury stock, at cost; 1,662,846 shares at September 30, 2008 and December 31, 2007	(9,397)	(9,397)
Accumulated other comprehensive loss	(144)	(192)

Total shareholders’ equity	164,363	138,749

Total liabilities and shareholders’ equity	$206,745	$188,100

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2008 and 2007
(in thousands)
(unaudited)

	Nine months ended Sept 30,
	2008	2007
Operating activities:
Net income	$14,317	$10,920
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	53	80
Depreciation and amortization	8,834	7,698
(Increase)/decrease in deferred tax asset	(640)	2,873
Share-based compensation expense	2,351	1,420
Changes in assets and liabilities:
Increase in accounts receivable	(7,380)	(8,625)
(Increase)/decrease in prepaid expenses and other current assets	985	(135)
Increase in other assets	(18)	(171)
Decrease in accounts payable, accrued expenses and other liabilities	(2,679)	(267)

Net cash provided by operating activities	15,823	13,793

Investing activities:
Purchases of property and equipment	(4,908)	(6,772)
Acquisition of BSPA	—	(15,000)
Acquisition of Prudent Rx	(4,030)	—
Investment in software	(735)	(473)

Net cash used in investing activities	(9,673)	(22,245)

Financing activities:
Proceeds from exercise of stock options	1,647	3,840
Tax benefit of disqualifying dispositions	7,251	5,108
Repayment of long-term debt	(4,725)	(6,300)

Net cash provided by financing activities	4,173	2,648

Net increase/(decrease) in cash and cash equivalents	10,323	(5,804)

Cash and cash equivalents at beginning of period	21,275	12,527

Cash and cash equivalents at end of period	$31,598	$6,723

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,813	$47

Cash paid for interest	$979	$1,458

Supplemental disclosure of noncash investing activities:
Accrued purchase price relating to the PrudentRx acquisition	$466	$—

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In thousands, except share and per share amounts)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $14.6 million for the third quarter of 2008, an increase of 36.6% over the same period a year ago.
Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net Income	$6,143	$4,141	$14,317	$10,920

Net interest expense	180	326	617	1,361
Income taxes	4,448	3,202	10,368	8,443
Depreciation and amortization, net of deferred financing costs included in net interest expense	2,993	2,599	8,662	7,402

Earnings before interest, taxes, depreciation and amortization (EBITDA)	13,764	10,268	33,964	28,126
Share-based compensation expense	833	417	2,351	1,420

Adjusted EBITDA	$14,597	$10,685	$36,315	$29,546